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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Continental Materials Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CONTINENTAL MATERIALS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        On behalf of the Board of Directors, you are cordially invited to attend the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of Continental Materials Corporation (the "Company"). The meeting will be held in a Conference Room on the third floor of 440 South LaSalle Street, Chicago, Illinois 60605 on Wednesday, May 22, 2019, at 10:00 a.m. CDT, to consider and act upon the following matters:

  (1)
  the election of two directors to serve until the 2022 annual meeting or until their successors are duly elected and qualified;

  (2)
  an advisory vote on executive compensation;

  (3)
  the ratification of the appointment of BKD LLP ("BKD") as independent registered public accounting firm for the Company for the 2019 fiscal year; and

  (4)
  the transaction of such other business as may properly be presented at the meeting.

        Only stockholders of record at the close of business on April 5, 2019 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of these stockholders will be available to any stockholder, for any germane reason, at the Company's office, 440 South LaSalle Street, Chicago, Illinois, for ten days preceding the meeting and will also be available for inspection at the meeting.

        Accompanying this notice are the Annual Report on Form 10-K for the fiscal year ended December 29, 2018, a proxy statement, a form of proxy, and an envelope for returning the executed proxy to the Company. Your vote on these matters is important, regardless of the number of shares you own, and all stockholders are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting in person, please read these proxy materials and cast your vote on the enclosed proxy as soon as possible. Be sure to sign and date the proxy prior to returning it. Any proxy given by a stockholder may be revoked by such stockholder at any time prior to the voting of the proxy at the annual meeting.

By Order of the Board of Directors,

Paul Ainsworth
Secretary

Chicago, Illinois
April 29, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2019

The proxy statement, Form 10-K for the fiscal year ended December 29, 2018 and the 2018 Annual
Report to Stockholders are available at www.continental-materials.com/investors/.

CONTINENTAL MATERIALS CORPORATION
440 South LaSalle Street
Chicago, Illinois 60605

Annual Meeting of Stockholders
PROXY STATEMENT

 GENERAL INFORMATION

        The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of Continental Materials Corporation, a Delaware corporation (the "Company"), for use at the 2019 Annual Meeting (the "Annual Meeting") of the Company's stockholders to be held at 10:00 a.m. CDT on May 22, 2019, in a Conference Room on the third floor of 440 South LaSalle Street, Chicago, Illinois 60605. To obtain directions to attend the Annual Meeting, please contact the Company at (312) 541-7200. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 29, 2019.

Voting Rights; Quorum

        Stockholders of record at the close of business on April 5, 2019 will be entitled to vote at the Annual Meeting. On that date, the Company had issued and outstanding 1,698,451 shares of its Common Stock, $0.25 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote on each matter properly proposed at the Annual Meeting. At least 849,226 shares of Common Stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

Methods of Voting

        Stockholders may vote on matters that are properly presented at the Annual Meeting in two ways:

  •
  by completing the accompanying form of Proxy and returning it in the envelope provided; or

  •
  by attending the Annual Meeting and voting in person.

        Stockholders holding Common Stock in "street name" should follow the voting instructions provided by the broker, bank or other organization that holds their shares. For stockholders planning to attend the Annual Meeting and vote in person, ballots will be available. If a stockholder's shares are held in the name of their broker, bank or another stockholder of record, such stockholder must bring a legal proxy from the stockholder of record indicating that they were the beneficial owner of the shares on April 5, 2019.

Voting of Proxies; Revocation

        Shares represented by properly executed proxies will be voted at the Annual Meeting, and if a stockholder has specified how the shares represented thereby are to be voted, they will be voted in accordance with such specification. It is intended that shares represented by the enclosed proxy, on which no specification has been made, will be voted:

  •
  "FOR" the election of each of the director nominees listed under "PROPOSAL 1—ELECTION OF DIRECTORS;"

  •
  "FOR" the approval of the compensation of the Company's named executive officers under "PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION;" and

  •
  "FOR" for the ratification of the appointment of BKD LLP ("BKD") as the Company's independent registered public accounting firm for the 2019 fiscal year under "PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM."

        Stockholders may change their votes at any time prior to the vote at the Annual Meeting. Record holders may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Secretary of the Company prior to the Annual Meeting, or by attending the Annual Meeting and voting in person. Beneficial owners may change their vote by submitting new voting instructions to their broker, trustee or nominee, or, if the beneficial owner has obtained a legal proxy from his or her broker or nominee giving the beneficial owner the right to vote the shares, by attending the meeting and voting in person.

Vote Required

        The vote required to approve each of the proposals that are scheduled to be presented at the Annual Meeting (other than advisory votes) is as follows:

Proposal	Vote Required
Proposal 1—Election of Directors

•

Election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at the Annual Meeting. Broker non-votes and proxies marked "Withhold Authority" will not be counted toward the election of directors or toward the election of individual nominees specified in the form of proxy and, thus, will have no effect other than that they will be counted for establishing a quorum.

Proposal 3—Ratification of Engagement of Independent Registered Public Accounting Firm

•

For the ratification of the appointment of BKD as the Company's independent registered public accounting firm for the 2019 fiscal year, the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote is necessary for approval. Stockholders may vote "FOR," "AGAINST" or "ABSTAIN" from voting on Proposal 3. Broker non-votes will not be counted for the purpose of determining whether Proposal 3 has been approved and, thus, will have no effect other than that they will be counted for establishing a quorum. Abstentions will be counted as present and entitled to vote for purposes of Proposal 3 and, thus, will have the same effect as a vote against Proposal 3.

 PROPOSAL 1
ELECTION OF DIRECTORS

        Pursuant to the Company's Restated Certificate of Incorporation and By-laws, as amended, the Company has a Board consisting of nine persons, divided into three classes. The directors of each class serve terms of three years. At the Annual Meeting, three directors are typically nominated for election to a three-year term to the class of directors with terms expiring in 2022. Upon the recommendation of the Nominating Committee, the Board has nominated James G. Gidwitz and Steve Gidwitz for election, both of whom are current directors. There is one open vacancy on the Board as the position previously held by William D. Andrews has not been filled since his passing in August 2018.

        The proxy holders (named in the accompanying proxy card) intend to vote in favor of all of the Board's nominees, except to the extent a stockholder withholds authority to vote for any of the nominees. All of the nominees have indicated their consent to being named as a nominee in the proxy statement and to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board who would be expected to continue, as nearly as possible, the existing management goals of the Company. No nominations for directors were received from stockholders, and no other candidates are eligible for election as directors at the 2019 Annual Meeting.

        The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Broker non-votes and proxies marked "WITHHOLD" will not be counted toward the election of directors or toward the election of individual nominees specified in the proxy and, thus, will have no effect other than that they will be counted for establishing a quorum.

        The following sets forth information regarding each director nominee and continuing director, including each individual's age, principal occupation and business experience during at least the past five years. In addition, the following information provides the Nominating Committee's evaluation regarding re-nomination of each of the director nominees and the key attributes, skills, and qualifications presented by each director. Information concerning each director is based in part on information received from the respective directors and in part from the Company records.

Name	Served as Director Since	Position with the Company or Committee Memberships	Age
NOMINEES FOR ELECTION FOR A THREE YEAR TERM ENDING AT THE 2022 ANNUAL MEETING
Steve Gidwitz	2018	Director	61
James G. Gidwitz	1978	Chairman of the Board and Chief Executive Officer of the Company since 1983	72
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE COMPANY'S NOMINEES.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING
Thomas A. Carmody	1994	Director, Chairman of the Nominating Committee and member of the Audit Committee	72
Scott Gidwitz	2018	Director	31
Darrell M. Trent	1997	Director and a member of the Audit Committee and member of the Compensation Committee	79
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING
Ralph W. Gidwitz	1984	Director	83
Theodore R. Tetzlaff	1981	Director, Chairman of the Compensation Committee	75
Peter E. Thieriot	2001	Director, Chairman of the Audit Committee and member of the Nominating Committee	76

Board Composition and Qualifications

  Nominees for Election at the Annual Meeting

        James G. Gidwitz is the son of one of the founders of the Company and has served on the Board since 1978. He has served as the Chairman of the Board and its Chief Executive Officer since 1983. Mr. Gidwitz also serves on the Boards of several non-profit institutions involved in such diverse activities as medical research and political analysis. Mr. Gidwitz served as Chairman of the Endowment Committee of The Hotchkiss School where he continues to serve on the Committee. Mr. Gidwitz also formerly served on the Board of the Hoover Institution, an organization associated with Stanford University. The Board has concluded that Mr. Gidwitz possesses strong leadership experience and knowledge of the Company and its business obtained through his long tenure with the Company. In addition, the Board believes that Mr. Gidwitz possesses the highest degree of integrity while also representing the Company's majority stockholder family.

        Steve Gidwitz joined the Board in 2018 to fill the vacancy that arose from the resignation of Betsy R. Gidwitz. Steve began his career in 1980 after graduating from Tulane University in New

Orleans with a B.A. in Business Management. He worked for Consolidated Packaging for several years in various positions before becoming an administrative manager at Riverwood International, a global leader in developing innovative packaging solutions. In 1991, Steve worked for Corson Manufacturing as vice president of operations, then as president, before becoming vice president of NCAComp in 2002, Chief Operating Officer in 2011 and President in 2014. Over the course of his career, his job responsibilities have included: human resources, purchasing, inside sales, sales management, quality control, accident prevention, plant management, and full company management. In addition, Steve has served as a board member and vice president of the Group Self-Insurance Association of New York (GSIANY) and served on a WCB/GSIANY committee to assist in rewriting the rules and regulations of self-insurance groups in the state of New York. Mr. Gidwitz also represents the Company's majority stockholder family.

  Directors Continuing in Office

        Thomas H. Carmody has served on the Board since 1994. Mr. Carmody is the Chief Executive Officer of Summit International, LLC, a sports marketing and distribution company he founded in 1999. He has also served as the Chairman of the Board of Ameridream, a charitable organization providing housing down payment assistance for qualifying individuals, since 2003. Mr. Carmody has also served as Vice President of U.S. Operations and Vice President of the Sports Division of Reebok International, Ltd., a publicly traded footwear, apparel and fitness company. The Board has concluded that Mr. Carmody adds invaluable and extensive marketing and business experience, as well as adding an entrepreneurial approach to situations that the Company has faced or may face in the future.

        Ralph W. Gidwitz is the son of one of the founders of the Company and has served on the Board since 1984. Mr. Gidwitz is retired having previously started Capital Results LLC, a financial consulting company, for which he also served as the Managing Partner and Chief Executive Officer until 2009. Mr. Gidwitz has also served as the President and Chief Executive Officer of a private company engaged in manufacturing. Mr. Gidwitz served on the Board of Trustees for a local college as well as serving as its Treasurer and Chairman of its Finance and Investment Committees from 2006 to 2013. He currently serves on the Executive Committee of the Board of Governors of the City of Hope, a large research driven hospital and health care organization, and as 1st Vice President of a Los Angeles based cultural group. He also served as a Director for three community associations and as Chairman and a Governor for a Chicago cultural group. The Board has concluded that Mr. Gidwitz adds invaluable and extensive business and financial experience as well as possessing experience in mergers and acquisitions. Mr. Gidwitz also represents the Company's majority stockholder family.

        Scott Gidwitz joined the Board in 2018 to fill the vacancy that arose from the resignation of Ronald J. Gidwitz. Scott is a Senior Vice President of the investments group at The John Buck Company and serves as a member of the Investment Committee. His primary responsibilities include the evaluation, underwriting, and due diligence of new residential and commercial acquisition and development opportunities. Currently, Mr. Gidwitz serves as asset manager for 3Eleven, a 245-unit residential development opening in Chicago's River North neighborhood, and 333 S. Wabash Ave., a 1.2 million square foot office tower in Chicago's East Loop. Prior to joining The John Buck Company, Mr. Gidwitz was an Analyst at Siebert Branford Shank, L.L.C., a boutique investment bank specializing in municipal finance. While at Siebert, Mr. Gidwitz provided quantitative and analytical support to senior bankers, as well as technical support on over $210 million in senior managed financings, and over $3 billion of co-senior and co-managed transactions. Mr. Gidwitz earned his J.D. from Northwestern University School of Law, M.B.A. from Northwestern University's Kellogg School of Management, and B.A. from University of Pennsylvania. Mr. Gidwitz also represents the Company's majority stockholder family.

        Theodore R. Tetzlaff has served on the Board since 1981. Mr. Tetzlaff is an attorney at law and principal of Tetzlaff Law Offices, LLC. He was previously of counsel to the law firm of Ungaretti &

Harris LLP from 2005 to 2012. He has also been a partner at other law firms where he served as the Managing Partner of one firm's Chicago office and as a member of another firm's Executive Committee. He served as General Counsel of Tenneco, Inc., a large publicly traded oil and gas company from 1992 to 1999 and General Counsel for Peoples Energy Corporation, a large publicly traded diversified energy company from 2003 to 2006. Mr. Tetzlaff has also served as Chairman of the Board of a large Chicago civic organization. The Board has concluded that Mr. Tetzlaff's experience adds invaluable and extensive business experience as well as an in-depth understanding of legal issues that have affected or may affect the Company.

        Peter E. Thieriot has served on the Board since 2001. He is currently the Managing Member of Elk Mountain Holdings, a Delaware LLC and a privately owned land and livestock company. He has served in that capacity since 2006 and from 1993 to 2006 for its predecessor company, Elk Mountain Ranch Company, LLC. Mr. Thieriot possesses extensive and diverse experience having served in numerous capacities for The Chronicle Publishing Company (The Chronicle), a closely held, family, national media company. His roles have included President, Vice President, Publisher and Station Manager for newspapers and television stations owned by The Chronicle. Over the years, Mr. Thieriot has served as a director or trustee for numerous cultural, civic and other types of non-profit organizations as well as serving as a director of The Chronicle from 1977 to 1993. The Board has concluded that Mr. Thieriot's diverse experience in various industries, including The Chronicle, adds a unique perspective to many of the issues and tasks that are the responsibility of the Company's Board.

        Darrell M. Trent has served as a Director since 1997. Mr. Trent has served as Chairman of the Board of Directors and Chief Executive Officer of Acton Development Company, Inc., a privately held real estate development and property management company since 1988. Mr. Trent was also Chairman of the Board and Chief Executive Officer of Clean Earth Technologies, Inc., an environmental management venture from 1992 to 1994. Mr. Trent took a leave of absence for part of 2003 to serve as a volunteer with the Coalition Provisional Authority in Iraq. Mr. Trent, a former U.S. Undersecretary of Transportation, was in Iraq to oversee the re-creation of Iraq's Ministry of Transportation. The Board has concluded that Mr. Trent brings invaluable and extensive business experience in real estate development, a segment of the economy that directly impacts the Company's Concrete, Aggregates and Construction Supply (CACS) business as well as affecting other products offered by the Company. He also provides a unique insider's experience with the federal government to which the CACS business often supplies products through general contractors in the southern portion of the Front Range in Colorado.

Family Relationships

        James G. Gidwitz and Ralph W. Gidwitz are cousins. Steve Gidwitz and Scott Gidwitz are both nephews of James G. Gidwitz. James G. Gidwitz, together with his siblings and all descendants, and Ralph W. Gidwitz, together with all descendants, including those of their deceased sibling, are herein referred to as the "Gidwitz Family."

 CORPORATE GOVERNANCE

        The Board recognizes the importance of good corporate governance as a means of addressing the needs of the Company's stockholders, employees, customers and community. Pursuant to the Delaware General Corporation Law, under which the Company is organized, the business, property and affairs of the Company are managed under the direction of the Board. Members of the Board are kept informed of the Company's business through discussions with the Chairman and management, by reviewing monthly financial and operational summaries and other materials prepared for them by management and by participating in meetings of the Board and its committees. During 2018, the Board held seven meetings and the committees held a total of ten meetings. All directors attended 75% or more of the aggregate number of meetings of the Board and the committees of the Board during the time when they served. The Company's policy is to invite and encourage all directors to attend the annual meeting of stockholders. All (then) current directors attended the 2018 annual meeting of stockholders except Mr. Tetzlaff and Mr. Andrews.

Code of Ethics

        In furtherance of its corporate governance responsibilities, during April 2004, the Board adopted a formal Code of Ethics for the Chief Executive Officer and Senior Financial Officers and a formal General Code of Business Conduct and Ethics which is intended to provide guidelines regarding the actions of all of the Company's directors, officers and employees. A copy of the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, as well as the Code of Business Conduct and Ethics, are available free of charge at the Company's website at www.continental-materials.com in the Investors section. Should an amendment to or a waiver from the provisions of the Code of Ethics for the Chief Executive Officer and Senior Financial Officers that apply to its executive officers occur, the Company intends to satisfy the disclosure requirements by posting such information on its website at www.continental-materials.com.

Board Leadership Structure and Role in Risk Oversight

        The Company's Chief Executive Officer, Mr. James G. Gidwitz, also serves as Chairman of the Board. The Board believes that this leadership structure is optimal for the Company at this time because Mr. Gidwitz's extensive experience and history with the Company, together with his family's controlling equity interest, provides the Company with strong and consistent leadership representing the interests of the stockholders while also balancing short-term goals with long-term opportunities. The current leadership structure does not hinder the non-management directors from raising issues or concerns for Board consideration; for this reason, the Company has not designated a lead independent director.

        Management is responsible for managing the Company's risk and for bringing to the Board's attention, areas of risk which are most material to the Company. The Board, including its Audit Committee, which is comprised solely of independent directors, regularly reviews areas of risk to the Company and advises and directs management on the scope and implementation of policies, strategies and other actions designed to mitigate risk. The Company's Audit Committee also works with management and the Company's independent auditors to identify and address areas of significant risk to the Company.

Director Independence

        The Company qualifies as a "controlled company" under the NYSE American corporate governance listing standards because more than 50% of the voting power is held by the Gidwitz Family and the Company has elected controlled company status.

        As a controlled company, the Company is exempted from certain rules otherwise applicable to companies whose securities are listed on NYSE American, including: (a) the requirement that the Company have a majority of independent directors; (b) the requirement that nominations to the Company's Board be either selected or recommended by a nominating committee consisting solely of independent directors; and (c) the requirement that the Company's officers' compensation be either determined or recommended by a compensation committee consisting solely of independent directors.

        Under NYSE American rules, no director qualifies as independent until the Board makes an affirmative determination to that effect. In making this determination, the Board must affirmatively conclude that the director does not have a material relationship with the Company that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. The Board considers, among other factors: (a) the director's current and historic relationships with the Company and its competitors, suppliers, customers and auditors, including compensation directly or indirectly paid to the director; (b) the director's professional and family relationships with management and other directors; and (c) the relationships that the director's current and former employers may have with the Company.

        During fiscal 2018, the Board affirmatively determined that Thomas H. Carmody, Peter E. Thieriot and Darrell M. Trent were independent members as defined by the NYSE American corporate governance rules.

Committees of the Board

        The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee. As discussed above, the Company has elected to comply with the NYSE American corporate governance rules applicable to controlled companies. The Company developed written charters for each of the committees and believes that each charter complies with the applicable rules of the NYSE American and the requirements of the Securities and Exchange Commission (the "Commission"). The Company amended the charters in 2014 to include the provisions of the NYSE American corporate governance rules for a "smaller reporting company" and a "controlled company." Copies of the three committee charters are available free of charge at the Company's website at www.continental-materials.com in the Investors section. The Committee charters are also available in print upon request by writing to the Corporate Secretary, Continental Materials Corporation, 440 South LaSalle Street Suite 3100, Chicago, Illinois 60605.

  Audit Committee

        The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing: (a) the financial reports and other financial information provided by the Company to any governmental body or the public; (b) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and (c) the Company's auditing, accounting and financial reporting processes generally. A written charter defining the responsibilities of the Committee has been adopted. The Audit Committee consists of Peter E. Thieriot, Chairman, Darrell M. Trent and Thomas H. Carmody. The Audit Committee held a total of four meetings during the fiscal year ended December 29, 2018. For additional information regarding the responsibilities of the Audit Committee see the section captioned "Audit Committee Report" in this proxy statement. A copy of the Charter and Powers of the Audit Committee, which is reviewed and revised as appropriate, is available as noted above in the "Committees of the Board" section of this proxy statement.

  Compensation Committee

        The primary function of the Compensation Committee is to establish and administer compensation policies and plans with respect to the officers of the Company and its subsidiaries. The Compensation Committee consists of Theodore R. Tetzlaff, Chairman, and Darrell M. Trent. The Compensation Committee held a total of four meetings during the fiscal year ended December 29, 2018. A more complete description of the Compensation Committees responsibilities and functions is contained in the section captioned "Compensation Discussion and Analysis" of this proxy statement. A copy of the Charter of the Compensation Committee, which is reviewed and revised as appropriate, is available as noted above in the "Committees of the Board" section.

  Nominating Committee

        The primary functions of the Nominating Committee are to: (a) review the composition of the Board for succession planning purposes, as well as to ensure that the Board members collectively possess the skills and expertise deemed necessary for effective performance of its leadership responsibilities; (b) identify individuals qualified to serve as members of the Board; (c) recommend to the Board director nominees to be presented at the annual meeting of stockholders and nominees to fill vacancies on the Board, whether caused by retirement, resignation, death or otherwise; and (d) develop and recommend to the Board such corporate governance policies as the Nominating Committee believes appropriate and desirable. The Nominating Committee consists of Thomas H. Carmody, Chairman, and Peter E. Thieriot. The Nominating Committee held a total of two meetings during the fiscal year ended December 29, 2018. The Nominating Committee approved the inclusion of the two directors standing for re-election who are listed on the Company's proxy card for the 2019 annual meeting. A copy of the Charter of the Nominating Committee, which is reviewed and revised as appropriate, is available as noted above in the "Committees of the Board" section.

Director Nominations

        Director nominees are generally identified through recommendations from members of the Board or management; however, candidates recommended by stockholders will be considered. To recommend a candidate for consideration by the Nominating Committee, a stockholder must submit the recommendation in writing to the Company's Corporate Secretary at the following address:

Corporate Secretary Continental Materials Corporation 440 South LaSalle Street, Suite 3100 Chicago, Illinois 60605

        The Nominating Committee requires that the recommendation include the following:

  •
  the name and address of the stockholder making the recommendation and evidence of his or her ownership of Company stock, including the number of shares and period of ownership;

  •
  the name and address of the director candidate, and his or her resume or listing of qualifications, taking into account the criteria described below; and

  •
  the candidate's signed consent to be named in the proxy statement and to serve as a director if elected.

        For a candidate to be considered by the Nominating Committee for inclusion in the slate of nominees proposed by the Board at the next annual meeting of stockholders, the stockholder's recommendation must be received by the Corporate Secretary no later than January 24, 2020. The Company does not intend to evaluate nominees proposed by stockholders any differently than other nominees to the Board.

        The Nominating Committee maintains formal criteria for selecting directors to assure that each candidate:

  •
  possesses fundamental qualities of intelligence, honesty, business acumen, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility;

  •
  has a genuine interest in the Company and recognizes that, as a member of the Board, each director is accountable to all Company stockholders;

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  has a background that demonstrates an understanding of business and financial affairs;

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  is or has been in a senior position in a business, university or major unit of government;

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  has no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to the Company and its stockholders;

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  has the ability and is willing to spend the time required to function effectively as a director;

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  is compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; and

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  has independent opinions and is willing to state them in a constructive manner.

        In addition to the individual qualities discussed above, the Nominating Committee seeks to ensure that the Board, in the aggregate, is diverse in background and expertise such that the composite Board possesses various viewpoints, strengths and abilities that are of importance to the Company. Although the Company does not have a specific diversity policy for director candidates, the Board believes that diversity is an important component of an effective Board and the Nominating Committee considers diversity aspects when it evaluates director candidates and their specific skills, expertise and background.

Executive Sessions

        The Board has determined that, in order to satisfy its corporate governance responsibilities, the Board will meet in executive session without management or any non-independent director present as often as deemed appropriate. The Audit Committee is required by its charter to meet at least annually in separate executive sessions with the independent auditor and management as deemed necessary. These requirements were met during 2018.

Contacting the Board of Directors

        The Company has established a process for sending communications to members of the Board. Specifically, stockholders and other interested parties may contact any of the Company's directors, including the Chairman, by mail at the following address:

Name of Continental Materials Director c/o Corporate Secretary Continental Materials Corporation 440 South LaSalle Street, Suite 3100 Chicago, Illinois 60605

        All communications will be forwarded by the Company's Corporate Secretary directly to the named director or the Chairman of the Board, if no individual director is specified.

Stockholder Proposals and Other Matters

        Any proposals to be considered for inclusion in the Company's proxy materials for its 2020 annual meeting of stockholders may be made only by a qualified stockholder and must be received by the

Company no later than January 24, 2020. The Company will determine whether to include such a proposal in its proxy materials in accordance with Commission rules.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") generally requires the Company's directors, executive officers and owners of more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "Commission") reports of beneficial ownership and changes in ownership, on Forms 3, 4 and 5, generally within two business days of the date of a purchase or sale transaction. Such officers, directors and 10% owners are required by Commission regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and representations that no other reports were required to be filed during the fiscal year ended December 29, 2018, all executive officers, directors and 10% owners of the Company complied with the Section 16(a) filing requirements during fiscal year 2018. To the Company's knowledge, as of the date of this proxy statement, all such reporting obligations have been satisfied.

Certain Relationships and Related Transactions

        The Company purchases insurance coverage for workers' compensation, property and excess liability with another company controlled by the Gidwitz Family to minimize insurance costs and to obtain other more favorable terms. The cost of such insurance is allocated based upon a formula that considers, among other things, nature of risk, loss history and size of operations. From time to time, the Company will advance payments to the insurance carriers on behalf of the other company. The Company invoices the other company its respective share of each payment. During fiscal 2018, the other company generally paid its respective share within thirty days of the date the Company invoiced them. The Company's participation in this arrangement has, in management's opinion, resulted in significant savings to the Company in terms of the cost of insurance premiums and other related charges.

        The Company leases office space at 440 South LaSalle Street, Chicago, Illinois that is used as its corporate headquarters. The Company subleases some of the office space to two companies controlled by the Gidwitz Family as well as one of the Company's directors. The lease expense is allocated using a formula based primarily upon the square footage occupied by each of the tenants. Common space within the office is allocated based upon the ratio of the square footage occupied by each of the tenants to the total square footage under lease. In management's opinion, the Company participation in this lease arrangement has resulted in its ability to lease space at more favorable rates than had it sought to lease a smaller space on its own.

        Theodore R. Tetzlaff has served as a director of the Company since 1981. Mr. Tetzlaff formed Tetzlaff Law Offices, LLC in April 2012 and has been engaged to represent the Company in various legal matters since that time. During 2018, Tetzlaff Law Offices continued to represent the Company in its lawsuit against Valco, Inc. seeking, among other things, to rescind its Pueblo, Colorado sand and gravel lease. The suit against Valco, Inc. is ongoing. The Company has also engaged Tetzlaff Law Offices, LLC to represent the Company in various personnel matters. During the 2018 fiscal year, which began on December 30, 2017, the Company was billed approximately $474,000 for services provided by Tetzlaff Law Offices, LLC.

 COMPENSATION DISCUSSION AND ANALYSIS

        The following Compensation Discussion and Analysis describes the Compensation Committee's executive compensation philosophy, objectives and programs, and explains the basis on which fiscal 2018 compensation determinations were made with respect to the Company's named executive officers. For purposes of this discussion, the Company's named executive officers in fiscal 2018 were as follows:

Name	Title
James G. Gidwitz	Chairman and Chief Executive Officer
Ryan M. Sullivan	President and Chief Operating Officer (appointed June 4th, 2018)
Mark S. Nichter	Vice President, Chief Financial Officer and Secretary (resigned October 15th, 2018)
Paul A. Ainsworth	Vice President, Chief Financial Officer and Secretary (appointed October 15th, 2018)

Compensation Committee Governance and Compensation Philosophy

        The Compensation Committee makes recommendations to the Board concerning compensation for the named executive officers and determines compensation for other officers. The Compensation Committee also oversees benefit plans in which the named executive officers participate. A copy of the Charter of the Compensation Committee, which is reviewed and revised as appropriate, is available as noted in the section captioned "Committees of the Board" section of this proxy statement.

        The Company believes that executive compensation should be closely linked to corporate performance. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation should be higher than in years in which the performance is below expectations. At the same time, the Compensation Committee is cognizant of its need to offer compensation that is competitive. By providing the opportunity for compensation that is comparable to the levels offered by other similarly situated companies, the Company is able to attract and retain key executives. The Compensation Committee regularly reviews the Company's compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The Committee periodically engages an independent compensation consulting firm to assist it in determining the competitiveness of the Company's overall compensation structure. Compensation is reviewed from a base salary standpoint as well as considering the total compensation package received by each executive. A written report of the conclusions of the independent compensation consulting firm is provided to management and the Compensation Committee. In years that compensation is not reviewed by an independent compensation consultant, the Compensation Committee tends to consider the consumer price index as a benchmark for base salary increases.

Compensation Program Components

        To achieve its compensation goals, the executive compensation program consists primarily of the following components:

  •
  base salary;

  •
  cash bonus;

  •
  defined contribution profit sharing plan; and

  •
  perquisites and other benefits.

        All components are reviewed annually, individually and in the aggregate, considering corporate performance and individual initiative and performance. While each component is discussed in more detail below, the Compensation Committee considers base salaries commensurate with those paid by companies of similar size and complexity, while providing the named executive officers with the ability to receive a significant portion of their total compensation through the Company's bonus program, which is contingent on meeting corporate and personal performance goals related to the Company's operations. This places a large percentage of their compensation at risk while more closely aligning their interests with the interests of the Company's stockholders. The employee benefits and perquisites offered by the Company have generally been established in response to competitive offerings and also with the goal of enabling the executives to focus on their job duties. As noted above, the Compensation Committee considers the written report from the independent compensation consulting firm in years when a formal review is performed although the recommendations of the Chief Executive Officer and the Compensation Committee's own discretion are the primary considerations in establishing both the base salaries and total compensation packages for the executives.

Base Salaries

        Base salaries are used to provide annual cash income to executives to compensate them for services rendered during the fiscal year. The Compensation Committee establishes salaries annually based on a review of each officer's individual responsibilities, performance and through comparisons with companies of similar size and complexity. Officer salaries are typically reviewed and adjusted each year at the Compensation Committee's meeting in either March or May. No increase to the salary of the Chief Executive Officer or Vice President, Chief Financial Officer and Secretary's was made in 2018. The last independent compensation review commissioned by the Committee was delivered to the Company in April 2019 and included a formal review of the base salaries and total compensation levels of 3 management personnel at the Company.

Cash Bonuses

        The bonus program is intended to provide an opportunity to receive additional cash compensation but only if it is earned through achievement of specified performance goals. At the beginning of each year, the Compensation Committee establishes the annual target goals for earnings and return on net investment considering the Company's annual business plan and the Company's prior year's performance. In this context, "return on net investment" is defined as earnings before interest, income taxes and amortization of intangible assets as a percentage of the sum of the average shareholders' equity plus the average funded debt for the year. Other Company-wide goals and personal goals may also be considered to the extent these goals further the objectives of the Company. The Committee relies primarily on mathematical formulae in calculating the portion of the bonuses to be granted related to the goals established for earnings and return on net investment. The level of achievement of personal goals, if considered, is more subjective and is often based on the successful achievement of certain transactions or other goals which may be measured by the Committee on a discretionary, non-quantifiable basis. The Committee also considers the Company's liquidity and capital resources.

        In early 2019, the Committee reviewed the Company's performance against the established targets for earnings and for the percentage return on net investment for the prior year and concluded that the return on net investment goal and the earnings goal targets were not met. Personal goals were not included in the determination of bonuses awarded for 2018. As calculated under the formula, the Committee awarded no bonus to Mr. Gidwitz. Certain guaranteed bonuses were paid to Messrs. Sullivan and Ainsworth in the amounts of $140,000 and $42,000, respectively. Mr. Nichter received a severance package upon his resignation including a 2018 bonus award of $110,000. The Committee believes that these performance measures serve to align the interests of executives with the interests of stockholders.

        Under the bonus program effective for 2018, the bonus criteria were weighted as follows: earnings goal—60%; return on net investment goal—40%. The four executives were eligible to earn bonus awards as a percentage of their base salaries as follows:

Name	Threshold	Target	Maximum
James G. Gidwitz	30%	60%	120%
Ryan M. Sullivan	30%	60%	120%
Mark S. Nichter	20%	40%	80%
Paul A. Ainsworth	30%	60%	120%

        To illustrate hypothetically by way of example, assuming achievement of the threshold level for the earnings goal and target level on the net investment goal, Mr. Gidwitz' bonus would be calculated as follows: 30% × 60%, or 18% awarded for the earnings performance and 60% × 40%, or 24%, for the net investment goal. This would yield a total award of 42% of Mr. Gidwitz's 2018 base salary.

        The Committee's policy and belief is that eligible employees should have a reasonable likelihood of achieving the target level of performance such that, over time, the bonuses paid should be at or near the target level.

Profit Sharing Plan, Benefits and Perquisites

        Executives participate in each of the benefit plans or arrangements that are made available to all salaried employees generally, including medical and dental benefits, life and disability insurance, and the profit sharing plan, which is qualified under Internal Revenue Code Section 401(k). The Compensation Committee considers all of these plans and benefits when reviewing total compensation of the named executive officers. With respect to life insurance, officers receive coverage of three and a half times their salaries to a maximum of $650,000. The premium associated with this coverage is added to the individual's taxable wages. Life insurance in excess of those amounts is at the discretion of the employee and the associated premiums are paid by the employee. With respect to the profit sharing plan, any individual whose compensation is in excess of the amount eligible for the Company's matching contribution to the profit sharing plan, as established by the Internal Revenue Service, participates in an unfunded supplemental profit sharing plan (the "Supplemental Plan"). The Company does not provide any benefit plans intended to benefit only the named executive officers.

        The Company provides company-leased cars to Mr. Gidwitz and Mr. Nichter (until his resignation) for their use. An annual payment is made to them and included in their individual taxable wages, which is used to reimburse the Company for the lease expense incurred for the year. This payment, which is included in All Other Compensation, is grossed up for the related taxes. In providing the cars to the executives, the Compensation Committee considered the frequency that the executives found it necessary to work outside of normal business hours when other forms of transportation were less available or convenient.

        The Company has, on occasion, provided the named executive officers with an insignificant amount of tax or legal service. During 2018, no such services were incurred by any of the named officers. The Company does not provide any other perquisites to the named executive officers such as country club memberships or personal travel.

Stock Option and Long-Term Equity Plans

        There are no equity compensation plans, whether approved by security holders or not, existing as of December 29, 2018 related to the named executive officers. The Compensation Committee believes that equity compensation plans are not a necessary component of executive compensation at the present time due to the number of shares currently held by affiliates of the Company and the limited market liquidity for the Company's Common Stock.

Conclusion

        After reviewing all of the components of its existing compensation program, including perquisites, the Compensation Committee has determined that, after giving consideration to the effects of the economy on the Company's operating performance during the past few years, the total annual compensation received by the named executive officers and other officers of the Company is reasonable considering the liquidity and capital resources currently available to the Company.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        There are no interlocks or other relationships among the Company's executive officers and directors that are required to be disclosed under applicable executive compensation disclosure requirements.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as set forth above with management and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2018.

Compensation Committee of the Board of Directors

Theodore R. Tetzlaff (Chairman)
Darrell M. Trent

 EXECUTIVE SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation of the Company's principal executive officer and its other executive officers for 2018 and 2017. The amounts shown include all compensation for services to the Company and its subsidiaries in all capacities.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(5)	Total
James G. Gidwitz	2018	$595,000	$—	$77,899	$672,899
Chairman and Chief	2017	557,500	120,000	275,845	983,345
Executive Officer(1)
Mark S. Nichter	2018	183,333	—	335,779	519,112
Vice President and Chief	2017	200,000	31,000	39,595	270,595
Financial Officer(2)
Ryan M. Sullivan	2018	168,541	140,000	51,669	360,210
President and Chief	2017	—	—	—	—
Operating Officer(3)
Paul A. Ainsworth	2018	60,741	39,462	1,500	101,703
Vice President and Chief	2017	—	—	—	—
Operating Officer(4)

(1)
Mr. Gidwitz, age 72, has served as a director of the Company since 1978, and has been Chairman of the Board and Chief Executive Officer of the Company since 1983.

(2)
Mr. Nichter, age 67, served as Chief Financial Officer, Vice President, Treasurer and Secretary of the Company until his resignation on October 15th, 2018. Mr. Nichter was named Chief Financial Officer, Vice President and Treasurer in 2016 and had served as the Company's Secretary since March1993 and Corporate Controller from 1989 through 2015.

(3)
Mr. Sullivan, age 45, currently serves as President and Chief Operating Officer of the Company. Mr. Sullivan joined the Company in his present capacity on June 4th, 2018.

(4)
Mr. Ainsworth, age 48, currently serves as Chief Financial Officer, Vice President, Treasurer and Secretary of the Company. Mr. Ainsworth joined the Company in his present capacity on October 15th, 2018.

(5)
All Other Compensation includes other compensation not required to be included in any other column. The items comprised by these totals are set forth in the following table:

Name	Year	Contributions to 401(k) Plan	Contributions to Supplemental Profit Sharing Plan(1)	Imputed Gain (Loss) on Supplemental Balance(2)	Company Provided Auto or Auto Allowance(3)	Other(4)	Total
James G. Gidwitz	2018	$8,250	$13,200	$23,958	$32,491	—	$77,899
	2017	16,200	44,250	179,907	35,128	—	275,485
Mark S. Nichter	2018	6,706	—	(89)	19,162	310,000	335,779
	2017	16,200	4,259	—	19,136	—	39,595
Ryan M. Sullivan	2018	—	43,269	—	8,400	—	51,669
	2017	—	—	—	—	—	—
Paul A. Ainsworth	2018	—	—	—	1,500	—	1,500
	2017	—	—	—	—	—	—

(1)
The contributions made to Mr. Sullivan of $43,269 relate to eh 2018 year but were paid into the Supplemental Plan in March 2019

(2)
The imputed gain or loss is determined by applying the same rate of return to the deferred balances as the employee has realized on his 401(k) Plan investments exclusive of investments in the Common Stock, if any.

(3)
The amounts paid to Messrs. Gidwitz and Nichter represent payments to them from which they, in turn, reimbursed the Company for the annual amount expended for the leased cars. The 2018 amounts included a gross-up for taxes of $14,393 and $8,105 for Messrs. Gidwitz and Nichter, respectively. The 2017 amounts included a gross-up for taxes of $16,475 and $7,712 for Messrs. Gidwitz and Nichter, respectively.

(4)
Mr. Nichter received a severance agreement upon his resignation including salary continuation of $200,000 and a 2018 bonus of $110,000

Retirement Benefits

        Profit Sharing Plan:    The Company has a contributory profit sharing retirement plan qualified pursuant to Internal Revenue Code Section 401(k) for the benefit of qualifying employees, including the named executives. Company contributions, if any, are determined at the discretion of the Compensation Committee together with management after the review of all the relevant factors, primarily profitability, at year-end.

        Unfunded Supplemental Profit Sharing Plan:    The Company also maintains the Supplemental Plan for salaried employees which enables the Company to pay to any person whose contribution to the Profit Sharing Plan has been restricted as a result of the limitations imposed by Section 401 of the Internal Revenue Code, an amount equal to the difference between the amount the person would have received as Company matching contributions to his/her account under the Profit Sharing Plan had there been no limitations and the amount the person will actually receive under the Profit Sharing Plan giving effect to the limitations.

        The Supplemental Plan provides for the employees' balances to be credited or charged with a gain or loss determined by applying the same rate of return to the deferred balances as the employees realized on their Profit Sharing Plan investments exclusive of investments in the Common Stock.

        The Supplemental Plan is unfunded and amounts owed to the employees covered thereby are considered to be general obligations of the Company. The Supplemental Plan was amended in 2007 to remain in compliance with Internal Revenue Service Rule 409A. Two separate plans were created for each participant whose account was credited with contributions both before and after December 31, 2004. The original Supplemental Plan for contributions made prior to January 1, 2005 was amended to add provisions which allow an employee to take an in-service withdrawal of amounts accumulated in the Supplemental Plan prior to or on December 31, 2004 provided the employee forfeits 10% of his then current Supplemental Plan account balance. The forfeited amount reverts back to the Company. The new Supplemental Plan for contributions after 2004 does not permit in-service withdrawals. Contributions and earnings or loss imputed on the balance are disclosed in the above table.

Equity Compensation Plans

        The Company has no equity compensation plans for its employees, whether approved by security holders or not, existing as of December 29, 2018; however effective December 30, 2010, the 2010 Non-Employee Directors Stock Plan was established after being approved by a majority of the security holders. The principal features of the plan are described below.

DIRECTOR COMPENSATION

        The Board's policy is to pay each director who is not an officer or employee of the Company an annual retainer (as described below) plus the following fees:

  •
  $750 for each Board meeting attended;

  •
  $750 for each committee meeting attended;

  •
  $6,000 Audit Committee chair retainer fee; and

  •
  $3,000 retainer fee for all other committee chairs.

        In December 2010, the holders of shares representing a majority of the voting power of the Common Stock gave their written consent to a resolution by the Company's Board of Directors adopting the Company's Non-Employee Director Stock Plan (the "Plan"), pursuant to which the non-employee directors of the Company receive their annual base retainer payment in the form of Common Stock, instead of cash. Notice of this resolution was sent to all shareholders by the mailing of a copy of the "Information Statement Pursuant to Section 14 of the Securities Exchange Act of 1934 and Regulation 14C and Schedule 14C Thereunder" together with a cover letter on December 10, 2010. The Plan, which became effective December 30th, 2010, reserved 150,000 treasury shares as the maximum number of shares that could be issued under the Plan. In March 2018, the Compensation Committee approved a grant of 2,000 shares of Common Stock to each qualifying director for 2018 service. The grant date was set as January 16th, 2018. The fair market value of this grant, determined by reference to the closing price of the Common Stock as quoted on the NYSE American exchange as of January 16th, 2018, was $34,060. A total of 38,000 shares remain available for issuance under the Plan. The number of shares to be granted for future years' service will be determined annually.

 Director Summary Compensation Table

        The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 29, 2018. The Company does not currently compensate the Board members except as discussed above.

Name(1)	Total Fees Earned or Paid in Cash(2)	Total Fees Earned or Paid in Stock(3)	Total
William D. Andrews	$1,500	$34,060	$35,560
Thomas H. Carmody	12,000	34,060	46,060
Betsy R. Gidwitz	1,500	34,060	35,560
Ralph W. Gidwitz	4,500	34,060	38,560
Ronald J. Gidwitz	2,250	34,060	36,310
Theodore R. Tetzlaff	11,250	34,060	45,310
Peter E. Thieriot	15,000	34,060	49,060
Darrell M. Trent	11,250	34,060	45,310
Steve Gidwitz	2,250	—	2,250
Scott Gidwitz	3,000	—	3,000

(1)
James G. Gidwitz, Chief Executive Officer and Chairman of the Board, is not included in this table as he is an employee of the Company and receives no additional compensation for his service as director. Mr. Gidwitz' compensation is shown in the above Executive Summary Compensation Table.

(2)
None of the directors received perquisites or other personal benefits.

(3)
Represents 2,000 shares at $19.70 per share issued January 16th, 2018.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required by Section 14A of the Exchange Act, the Company's stockholders are provided with the right to vote to approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers as disclosed pursuant to the compensation disclosure rules of the Commission. Voting by the stockholders on the frequency of future advisory voting on executive compensation included in the 2016 proxy statement, approved a frequency of every three years for inclusion of the advisory vote on executive compensation.

        Therefore the Company is providing stockholders with the right to vote to approve, on an advisory (non-binding) basis, the following resolution relative to the compensation of the Company's named executive officers:

        "RESOLVED, that the stockholders hereby APPROVE the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion disclosed in this proxy statement."

        The Company is asking stockholders to approve, on an advisory basis, the compensation of the Company's named executive officers for the fiscal year ended December 28, 2019, as disclosed in this proxy statement pursuant to the rules of the Commission. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses the Company's compensation policies and procedures and reflects its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and the narrative discussion.

        The proposal to approve the resolution regarding the compensation of the Company's named executive officers requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote at the Annual Meeting. Accordingly, broker non-votes will not be relevant to the outcome. Abstentions will be counted as being present and entitled to vote for purposes of Proposal Two and, thus, will have the same effect as a vote against Proposal Two. Because this vote is advisory, it will not be binding on the Company or the Compensation Committee; however, the Board of Directors and the Compensation Committee will review the voting results and take into account the outcome of the vote when considering future executive compensation matters.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADVISORY
VOTE ON EXECUTIVE COMPENSATION.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following information is furnished as to the Common Stock of the Company owned beneficially as of April 5, 2019 by (i) each director, (ii) the named executive officers, (iii) directors and named executive officers as a group, and (iv) persons that have reported beneficial ownership of more than 5% of the Common Stock.

Name and Address of Beneficial Owner	No. of Shares		Percent of Class(1)
Gidwitz Family(2)	1,048,812	(3)	62.0%
440 South LaSalle Street, Suite 3100 Chicago, Illinois 60605
James G. Gidwitz	99,142	(3)(5)	5.8%
Franklin Advisory Services, LLC	88,712	(4)	5.2%
55 Challenger Road, Suite 501, Ridgefield Park, NJ 07660
Ralph W. Gidwitz	23,002	(7)	1.2%
Peter E. Thieriot	19,000		1.1%
Darrell M. Trent	19,000		1.1%
Theodore R. Tetzlaff	17,000		1.0%
Thomas H. Carmody	6,700		*
Scott Gidwitz	3,000		*
Steve Gidwitz	3,000		*
Paul A. Ainsworth	1,000		*
Ryan M. Sullivan	600		*
All directors, nominees and named officers as a group (includes ten persons)	1,240,256	(9)	73.0%

*
Percentage of shares beneficially owned does not exceed 1%.

(1)
Calculations are based on 1,698,451 shares of Common Stock outstanding as of April 5, 2019.

(2)
The Gidwitz Family includes James G. Gidwitz, Ronald J. Gidwitz and their three siblings, and Ralph W. Gidwitz and Betsy R. Gidwitz. These seven family members, together with their descendants and the descendants of one deceased family member, are herein referred to as the "Gidwitz Family." The Gidwitz Family holdings include the shares identified in the table above and directly owned by James G. Gidwitz, Betsy R. Gidwitz, Ralph W. Gidwitz and Ronald J. Gidwitz, as well as the following shares:

(a)
727,126 shares owned by the CMC Partnership whose managing partners are Betsy R. Gidwitz, James G. Gidwitz, Ralph W. Gidwitz, and Ronald J. Gidwitz;

(b)
126,208 shares owned by the CMC-GFAM Partnership whose beneficial owners are certain members of the Gidwitz Family, including trusts created for the benefit of the children of James G. Gidwitz and Ronald J. Gidwitz;

(c)
30,330 shares held directly by members of the Gidwitz Family other than the directors and executive officers listed in the security ownership table above. James G. Gidwitz, Betsy R. Gidwitz, Ralph W. Gidwitz and Ronald J. Gidwitz disclaim beneficial ownership of the shares referenced in this Note as indirectly owned, except to the extent of their respective beneficial ownership interests in the entities that hold such shares. The combined reporting of the shares referenced in this Note does not constitute an admission on the part of any individual member of the Gidwitz Family that the Gidwitz Family constitutes a "group" within the meaning of SEC Regulation 13D; and

  (d)
  6,000 shares held in a trust for which James G. Gidwitz has uncompensated investment authority but disclaims beneficial ownership of these shares except to the extent of his position as Trustee and investment advisor.

  With respect to the shares referenced in this Note, the beneficial owners indicated in (c) have sole voting and investment power and the beneficial owners indicated in (a) and (b) have shared voting and investment power.

(3)
Includes 33,140 shares credited to James G. Gidwitz's account in the Employees Profit Sharing Retirement Plan.

(4)
Represents ownership of 88,712 shares reported in a Schedule 13G dated January 30, 2019 (the latest Schedule 13G on file), by Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC (FAS). According to the Schedule 13G, the shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of FRI. FAS, as the investment adviser, retains sole investment and voting power over the shares.

(5)
Does not include 727,126 shares held indirectly by James G. Gidwitz through CMC Partnership or 126,208 shares held indirectly by James G. Gidwitz through CMC-GFAM Partnership, over which he has shared voting and investment power.

(6)
Does not include 727,126 shares held indirectly by Betsy R. Gidwitz through CMC Partnership over which she has shared voting and investment power.

(7)
Does not include 727,126 shares held indirectly by Ralph W. Gidwitz through CMC Partnership over which he has shared voting and investment power.

(8)
Does not include 727,126 shares held indirectly by Ronald J. Gidwitz through CMC Partnership or 126,208 shares held indirectly by Ronald J. Gidwitz through CMC-GFAM Partnership, over which he has shared voting and investment power.

(9)
Includes 59,574 shares held by the Company's Employees Profit Sharing Retirement Plan, which includes: (a) 33,140 shares credited to James G. Gidwitz's account and (b) 26,434 shares credited to other employees' or former employees' accounts, as to which James G. Gidwitz and Mark S. Nichter share voting power (with respect to certain matters) as trustees of such Plan.

AUDIT COMMITTEE REPORT

        Management is responsible for Continental Materials' internal controls and financial reporting process. BKD is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing an opinion on the fairness of the presentation of those statements in accordance with accounting principles generally accepted in the United States. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee consists of three directors, each of whom the Board has determined meets the independence criteria of the NYSE American and the Sarbanes-Oxley Act. The members of the Audit Committee are Peter E. Thieriot, Chairman, Darrell M. Trent and Thomas H. Carmody. The Board has determined that Peter E. Thieriot qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission.

Charter

        The Audit Committee's duties and responsibilities are set forth in a written charter, which was initially adopted and approved by the Board on May 24, 2000 and most recently amended in May 2014 to address the "smaller company" and "controlled company" requirements of the Sarbanes-Oxley Act and the NYSE American corporate governance rules. A copy of the Charter and Powers of the Audit Committee, which is reviewed and revised as appropriate, is available as noted above in the "Committees of the Board" section.

        In the course of fulfilling its responsibilities, the Audit Committee has:

  •
  engaged BKD as the Company's independent auditors;

  •
  reviewed and discussed the Company's audited financial statements with management and BKD;

  •
  reviewed and discussed with management the selection, application and disclosure of critical accounting policies of the Company and the Company's internal control procedures;

  •
  discussed with BKD the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees, as amended, regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting;

  •
  discussed with BKD the selection, application and disclosure of the Company's critical accounting policies;

  •
  discussed with BKD the audit plan, scope, identification of audit risks and the Company's internal control procedures;

  •
  received written disclosures and the letter from BKD required by the Public Company Accounting Oversight Board regarding BKD's communications with the Audit Committee concerning independence;

  •
  discussed with representatives of BKD the public accounting firm's independence from the Company and management; and

  •
  considered whether the provision by BKD of non-audit services is compatible with maintaining BKD's independence.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2018 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Peter E. Thieriot (Chairman)
Darrell M. Trent
Thomas H. Carmody

 INDEPENDENT AUDITORS

        Fees for services performed by BKD and related expenses for the 2018 and 2017 fiscal years were as follows:

	2018	2017
Audit Fees(1)	$408,642	$390,952
Audit Related Fees(2)	34,037	27,550
Tax Fees(3)	43,560	40,040
All Other Fees(4)	—	—

Total	$486,239	$459,197

(1)
Consists of fees for the audit of our financial statements and the review of the financial statements included in the quarterly reports on Form 10-Q and the provision of attestation services in connection with statutory and regulatory filings or engagements.

(2)
Consists of fees for services relating to the audit of the consolidated annual financial statements including discussions of topics initiated by management.

(3)
Consists of fees for services related to tax compliance, tax advice and tax planning.

(4)
There were no fees incurred during either 2018 or 2017 that would be classified in the All Other Fees category.

        In accordance with the applicable rules of the Commission, the Audit Committee has established policies and procedures for pre-approval of all audit and permitted non-audit services to be provided by its independent registered public accounting firm. The Audit Committee must separately pre-approve the engagement of the independent registered public accounting firm to audit the Company's consolidated financial statements. The Audit Committee has established a pre-approval policy for engaging the independent registered public accounting firm for other audit and permissible non-audit services. Under the policy, the Audit Committee has specified audit, audit-related, tax and regulatory services that may be performed by the independent registered public accounting firm. The engagement for those services specified in the policy requires the further, separate pre-approval of the Chairman of the Audit Committee or the entire Audit Committee, if specific dollar thresholds set forth in the policy are exceeded. Services not specified in the policy will require separate pre-approval by the Audit Committee. The audit, audit-related, tax and other services provided by BKD in 2018 and 2017, described above, were all approved by the Audit Committee in accordance with this policy.

PROPOSAL 3
RATIFICATION OF ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors and the Audit Committee recommend ratification of the continued engagement of BKD as independent registered public accounting firm for the Company for the 2019 fiscal year ending December 28, 2019. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by stockholders. Therefore, an appropriate resolution ratifying the engagement will be submitted to the stockholders at the Annual Meeting. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of BKD, the Audit Committee will consider the selection of another independent registered public accounting firm for 2019 and future years.

        A representative of BKD is expected to be present at the stockholders' annual meeting to respond to appropriate questions and to make a statement if he/she so desires.

        The Audit Committee recommends that stockholders vote "FOR" the ratification of BKD as independent registered public accounting firm for the Company for the 2019 fiscal year.

 EXPENSES OF PROXY SOLICITATION

        The entire expense of preparing, printing and mailing the form of proxy and the material used for the solicitation thereof will be borne by the Company. In addition, the Company has retained the services of InvestorCom, Inc. to solicit proxies from nominees and brokers' accounts at a cost of approximately $4,500 plus out-of-pocket expenses. Solicitation of proxies will be made by mail but also may be made through oral communications by directors, officers or employees of the Company who will receive no additional compensation for such efforts.

By Order of the Board of Directors,

James G. Gidwitz
Chairman of the Board

Chicago, Illinois
April 29, 2019

CONTINENTAL MATERIALS CORPORATION Proxy Card For Annual Meeting On May 22, 2019 The undersigned hereby appoints Ralph W. Gidwitz and Steve Gidwitz as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, either individually or jointly, as designated below, all the shares of common stock of Continental Materials Corporation held of record by the undersigned on April 5, 2019, at the Annual Meeting of Stockholders to be held on May 22, 2019, or any adjournment thereof. This proxy is revocable at any time before it is exercised. Such revocation may be effected by written notice to the Secretary of the Company, by executing a subsequent proxy or by voting at the meeting in person. Receipt of a separate notice of annual meeting and proxy statement is acknowledged by return of this proxy in accordance with the instructions on the other side of this proxy. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONTINENTAL MATERIALS CORPORATION. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, “FOR” THE APPROVAL OF PROPOSAL 2, and “FOR” the APPROVAL OF PROPOSAL 3. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2019. The proxy statement, Form 10-K for the year ended December 29, 2018 and the 2018 Annual Report to Stockholders are available at www.continental-materials.com/investor/. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. YOUR VOTE IS IMPORTANT. (Continued and to be signed on reverse side) Address Change/Comments (Mark the corresponding box on the reverse side)

CONTINENTAL MATERIALS CORPORATION Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE FOR all nominees listed below (except as marked to the contrary below) WITHHOLD AUTHORITY To vote for all nominees listed below 1 Election of two nominees to the Board of Directors. Nominees: 01 Steve Gidwitz, and 02 James G. Gidwitz 2 To approve, on an advisory basis, the proposal regarding the Company’s executive compensation. FOR AGAINST ABSTAIN 3 Approval and ratification of the Directors’ appointment of BKD LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year ending December 28, 2019. (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.) FOR AGAINST ABSTAIN The Proxy is solicited on behalf of the Board of Directors of the Company. Signature Signature Date 2019 Please sign exactly as name appears above. Executors, administrators, trustees, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.

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GENERAL INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
Compensation Committee of the Board of Directors
EXECUTIVE SUMMARY COMPENSATION TABLE
DIRECTOR COMPENSATION
Director Summary Compensation Table
PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AUDIT COMMITTEE REPORT
Submitted by the Audit Committee of the Board of Directors
INDEPENDENT AUDITORS
PROPOSAL 3 RATIFICATION OF ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXPENSES OF PROXY SOLICITATION